UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

VIEWPOINT FINANCIAL GROUP
(Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 29, 2006, Garold R. Base entered into employment agreements with ViewPoint Bank and ViewPoint Financial Group. These agreements had a three-year term, with annual one-year extensions subject to approval by the board of directors. There was no duplication of salary or benefits by ViewPoint Bank and ViewPoint Financial Group. Please reference ViewPoint Financial Group’s Form 8-K filing on October 4, 2006, for details of these employee agreements.

On January 8, 2008, ViewPoint Bank and ViewPoint Financial Group amended Section 1.2 of the employment agreements to change the expiration date of Mr. Base’s employment agreements to December 31, 2011, from December 31, 2009. The terms of the amended employment agreements will be extended for one year on January 1, 2010, and on each January 1 thereafter during the term, subject to approval by the board of directors. The remaining terms of the agreements remain unchanged.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amendment to Employment Agreement by and between ViewPoint Financial Group and Garold R. Base

Exhibit 10.2	Amendment to Employment Agreement by and between ViewPoint Bank and Garold R. Base

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date: January 10, 2008

By: /s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between ViewPoint Financial Group and Garold R. Base
10.2	Amendment to Employment Agreement by and between ViewPoint Bank and Garold R. Base